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EXHIBIT 21.1

SUBSIDIARIES OF STATE STREET CORPORATION

The following table presents the name of each subsidiary and the state or jurisdiction of its organization. Certain subsidiaries of State Street have been omitted in accordance with SEC regulations because, when considered in the aggregate, they did not constitute a "significant subsidiary" of State Street.

SSB REALTY, LLC	Massachusetts
STATE STREET GLOBAL ADVISORS, INC.	Delaware
STATE STREET GLOBAL ADVISORS, CAYMAN	Cayman Islands
STATE STREET GLOBAL MARKETS, LLC	Massachusetts
STATE STREET INVESTMENT MANAGER SOLUTIONS, LLC	Massachusetts
STATE STREET BANK AND TRUST COMPANY	Massachusetts
PRINCETON FINANCIAL SYSTEMS, INC.	New Jersey
STATE STREET CALIFORNIA, INC.	California
STATE STREET MASSACHUSETTS SECURITIES CORPORATION	Massachusetts
INVESTORS BOSTON SECURITIES CORPORATION	Massachusetts
INVESTORS COPLEY SECURITIES CORP.	Massachusetts
STATE STREET INTERNATIONAL HOLDINGS	Massachusetts
INTERNATIONAL FUND SERVICES (IRELAND) LIMITED	Ireland
STATE STREET AUSTRALIA LIMITED	Australia
STATE STREET BANK GMBH	Germany
STATE STREET BANK LUXEMBOURG, S.A.	Luxembourg
STATE STREET BANQUE, S.A.	France
STATE STREET CAYMAN TRUST COMPANY, LTD.	Cayman Islands
STATE STREET HOLDINGS IRELAND	Ireland
STATE STREET INTERNATIONAL (IRELAND) LIMITED	Ireland
STATE STREET FUND SERVICES (IRELAND) LTD	Ireland
STATE STREET TRUST COMPANY, CANADA	Canada
STATE STREET TRUST COMPANY, LONDON	United Kingdom
STATE STREET TRUST COMPANY, SYDNEY	Australia
STATE STREET BANK EUROPE, LIMITED	United Kingdom
STATE STREET GLOBAL ADVISORS LIMITED	United Kingdom

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  EXHIBIT 21.1
SUBSIDIARIES OF STATE STREET CORPORATION